EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-193041, 333-193042, 333-234426, 333-249820, 333-267290, and 333-269433 on Form S-8 of our reports dated August 30, 2024, relating to the financial statements of Flexsteel Industries, Inc. and the effectiveness of Flexsteel Industries, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ Deloitte & Touche LLP

Minneapolis, MN

August 30, 2024